Exhibit 24.1

POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENT, that that each person whose signature appears below constitutes and appoints David I. McKay, Janice R. Fukakusa, and James Salem, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the United States Securities and Exchange Commission (the “SEC”) thereunder, in connection with the registration under the Securities Act of covered bonds of Royal Bank of Canada (the “Bank”), including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name, in his or her capacity as a member of the Board of Directors or officer of the Bank, on one or more registration statements on Form F-3 under the Securities Act relating to such covered bonds and/or such other form or forms as may be appropriate to be filed with the SEC as any of them deem appropriate in respect of such covered bonds of the Bank, on any and all amendments, including post-effective amendments, to such registration statement and on any and all instruments and documents filed as part of or in connection with such registration statement and any and all amendments thereto, including post-effective amendments.

[Signature Page Follows]

SIGNATURE	CAPACITY	DATE

/s/ David I. McKay	President and Chief Executive Officer, Director	April 22, 2015
David I. McKay

/s/ Janice R. Fukakusa	Chief Administrative Officer and Chief Financial Officer (principal financial officer)	April 22, 2015
Janice R. Fukakusa

/s/ Rod Bolger	Senior Vice President, Finance and Controller (principal accounting officer)	April 22, 2015
Rod Bolger

/s/ Kathleen P. Taylor	Chair of the Board	April 22, 2015
Kathleen P. Taylor

/s/ W. Geoffrey Beattie	Director	April 22, 2015
W. Geoffrey Beattie

/s/ Jacynthe Côté	Director	April 22, 2015
Jacynthe Côté

/s/ Toos N. Daruvala	Director	April 22, 2015
Toos N. Daruvala

/s/ David F. Denison	Director	April 22, 2015
David F. Denison

/s/ Richard L. George	Director	April 22, 2015
Richard L. George

/s/ Timothy J. Hearn	Director	April 22, 2015
Timothy J. Hearn

SIGNATURE	CAPACITY	DATE

/s/ Alice D. Laberge	Director	April 22, 2015
Alice D. Laberge

/s/ Michael H. McCain	Director	April 22, 2015
Michael H. McCain

/s/ Heather Munroe-Blum	Director	April 22, 2015
Heather Munroe-Blum

/s/ J. Pedro Reinhard	Director	April 22, 2015
J. Pedro Reinhard

/s/ Thomas A. Renyi	Director	April 22, 2015
Thomas A. Renyi

/s/ Edward Sonshine	Director	April 22, 2015
Edward Sonshine

/s/ Bridget A. van Kralingen	Director	April 22, 2015
Bridget A. van Kralingen

/s/ Victor L. Young	Director	April 22, 2015
Victor L. Young